 Exhibit 99.1

PRESS RELEASE

NRG Energy Inc. to Acquire Direct Energy

Acquisition Expected to Add More Than Three Million Residential and Commercial & Industrial Customers Across 50 States and Canada, Supporting NRG’s Integrated Strategy

To Enhance Free Cash Flow Strength and Stability

NRG Energy—Princeton, NJ – July 24, 2020 – NRG Energy Inc. (NYSE: NRG) today announced it has entered into a definitive agreement with Centrica PLC under which NRG will acquire Direct Energy, a North American subsidiary of Centrica PLC for $3.625 billion in an all-cash transaction.

The transaction builds on NRG’s status as a growing, customer-driven integrated energy provider, adding more than three million retail customers across 50 states and Canada. The transaction on closing is expected to generate approximately $740 million in annual run-rate Adjusted EBITDA1, while enhancing free cash flow strength and stability and providing earnings diversification.

With operations in all 50 U.S. states and 6 Canadian provinces, Direct Energy is one of North America’s leading retail providers of electricity, natural gas, and home and business energy-related products and services. For NRG, the acquisition builds on and complements its integrated model, enabling better matching of power generation with customer demand. It also broadens NRG’s presence into states and locales where it does not currently operate, supporting NRG’s objective to diversify its business.

The combination will deliver greater efficiencies and enable continued investment in NRG’s award-winning customer service, operational best practices and reliability. With NRG’s decades of participation in electricity markets throughout the U.S., NRG has broad insights into energy market dynamics and trends to inform innovative solutions and products for the combined company’s customers.

“This combination improves NRG’s status as one of North America’s premier integrated power companies, bringing the power of energy to people and organizations through our diverse generation platform and leading retail brands,” said Mauricio Gutierrez, President and Chief Executive Officer of NRG. “The acquisition aligns with our broader strategy of perfecting our integrated business model and drives significant value creation for our customers and stakeholders. Direct Energy ’s complementary assets, talented team and excellent customer service make it a natural fit for our portfolio, and we look forward to welcoming Direct Energy to the NRG team.”

Strategic and Financial Benefits

•	Broader Retail Platform

The transaction broadens NRG’s retail business adding over 3 million customers. The transaction provides substantial regional diversity to NRG given that 76% of Direct Energy’s Home Energy customers are outside of Texas. The transaction will allow the combined company to reduce costs and leverage shared best practices.

1 EBITDA forecasts are based on NRG Energy’s own estimates and should not be construed as a profit forecast for the purpose of Centrica’s Listing Rule obligations under Listing Rule 13.5.

PRESS RELEASE

•	Balanced Generation and Retail Platform

Direct Energy’s significant East footprint provides better balance within NRG’s existing portfolio while also providing NRG the ability to expand its successful capital-light renewable PPA strategy outside of Texas.

•	Significant Cost and Operational Synergies

The acquisition is expected to create $300 million in annual run-rate synergies driven by leveraging NRG’s scalable operational platform and best-in-class cost discipline.

•	Disciplined Capital Allocation

The transaction exceeds NRG’s investment criteria and is accretive to free cash flow. In addition, NRG expects to achieve its targeted credit ratios within twelve months of closing, thereby maintaining its commitment to achieve investment grade credit metrics.

Financial Terms

NRG will acquire Direct Energy for $3.625 billion in cash, subject to a working capital adjustment.

Approvals and Time to Close

Closing for the transaction is targeted by year end 2020. The transaction is subject to customary closing conditions, consents and regulatory approvals, including approval by shareholders of Centrica PLC and the Federal Energy Regulatory Commission (FERC). The companies will also submit as pre-merger notification to the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act, and the Commissioner of Competition under the Canadian Competition Act.

Advisors

Citi and Credit Suisse are serving as financial advisors and Latham & Watkins and Baker Botts LLP. are serving as legal counsel to NRG.

Investor Call

On July 24, 2020, NRG will host a conference call at 9:00 a.m. Eastern to discuss this announcement. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Presentations & Webcasts” in the “Investors” section found at the top of the home page. The webcast will be archived on the site for those unable to listen in real time.

About NRG Energy

At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to more than 3.7 million residential, small business, and commercial and industrial customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, and by working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

PRESS RELEASE

CONTACT:

Investors:

Kevin L. Cole, CFA

609.524.4526

investor.relations@nrg.com

Media:

Candice Adams

609.524.5428

candice.adams@nrg.com

Forward-Looking Statements

In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

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Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to achieve margin enhancement under our publicly announced transformation plan, our ability to achieve our net debt targets, our ability to maintain investment grade credit metrics, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not a indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA are estimates as of July 24, 2020. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

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Appendix Table A-1: Direct Energy Run Rate Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Direct Energy Run rate Adjusted EBITDA
Income from continuing operations	485
Plus:
Interest Expense, net	100

Income tax expense	25

Depreciation and Amortization	115
EBITDA	725
General and administrative cost to achieve	15
Adjusted EBITDA	740

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.